AGREEMENT

  This is a Agreement (the “Agreement”) by and between 3D Total Solutions Inc. (the “Company”), a Delaware corporation, and Dr. Thomas Barbaro (the “Advisor”) dated as of May 19, 2014.

WITNESSETH THAT

WHEREAS, Advisor is a licensed Orthopedist in the State of New York has extensive experience in the field of orthodics; and

WHEREAS, the Company would like to retain the Advisor to consult on the application of 3D printing technology in the field of orthodics;

THEREFORE, in consideration of the covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Term. Effective the date hereof, the Advisor shall become an advisor to the Company for a period of two years (subject to the terms of this Agreement).

2. Services. The Advisor shall serve as an advisor to the Company on the field of orthodics and 3D plastics applications. The Advisor agrees to dedicate of a minimum of ------ hours per month on the business and affairs of the Company.

3. Compensation.  In exchange for the services rendered by the Advisor hereunder, during the Term of this Agreement, provided it has not been terminated, the Company shall issue to the Advisor an aggregate of 25,000 shares of its common stock, with standard restrictive legend, on each six month anniversary of the date hereof (an aggregate of 100,000 shares, the “Shares”).

BE ADVISED THAT THE COMPANY MAKES NO REPRESENTATION OR WARRANTY REGARDING THE TAX IMPLICATIONS FOR THE ADVISOR OF THE HERINBEFORE DESCRIBED METHOD OF EQUITY DISTRIBUTION AND THAT ADVISOR SHALL BE SOLELY RESPONSIBLE FOR CONSULTING WITH A COMPETENT TAX PROFESSIONAL CONCERNING THE FOREGOING.

4. Allocation Of Time And Energies. The Advisor hereby promises to perform and discharge faithfully the responsibilities which may be assigned to the Advisor from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its activities hereunder. Advisor shall diligently and thoroughly provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, Advisor and the Company agree that Advisor will perform the duties set forth herein above in a diligent and professional manner. It is explicitly understood that Advisor's performance of its duties hereunder will in no way be measured by the price of the Company's common stock, nor the trading volume of the Company's common stock.

5. Representations. The Advisor represents and warrants:

(i) That by entering into and performing services pursuant to this Agreement he shall not be in breach of any other agreement with any third party(ies), whether it be oral or written.

(ii) He has not engaged in, and will not, during the term hereof, engage in conduct that could adversely impact upon the reputation of the Company or otherwise materially interfere with the Company's ability to operate in the extruder and plastics industry.

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(iii) He understands and acknowledges that he shall be considered an independent contractor, and not an employee, of the Company, and shall be responsible for all manner of insurance, including workers compensation and disability, and the payment of personal taxes, if any.

(iv) all work product of Advisor created pursuant to his relationship with the Company shall be considered the property of the Company in accordance with the clauses of this Agreement.

(v) He is a sophisticated investor with full knowledge of the operations of the Company. Advisor is acquiring the shares of Common Stock for the Advisor’s own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws. Advisor’s investment in restricted securities is reasonable in relation to the Advisor’s net worth. Advisor has had experience in investments in restricted and publicly traded securities, and Advisor has had experience in investments in speculative securities and other investments which involve the risk of loss of investment. Advisor acknowledges that an investment in the shares of common stock of the Company and Warrants is speculative and involves the risk of loss. Advisor has the requisite knowledge to assess the relative merits and risks of this investment without the necessity of relying upon other advisors, and Advisor can afford the risk of loss of his entire investment in the shares of Company common stock and Warrants.

6. Confidential Information. Except as permitted or directed by the Company’s Board of Directors in writing, or as required by operation of law, during the term hereof (including any extension thereof), the Advisor shall be prohibited from divulging, furnishing or making accessible to anyone or use in any way (other than in the ordinary course of business of the Company) any Confidential Information.  “Confidential Information” shall include the terms and conditions of this Agreement, as well as any information of the Company or any affiliate, customer, subsidiary, supplier or other business associate of the Company or any affiliate, including, but not limited to, any trade secrets or other private matters, that the Advisor has acquired or become acquainted with or will acquire or become acquainted during the term hereof, whether developed by the Advisor or by others,  and which is not known or generally available to the general public or of a type which the Company has customarily not made available to the general public, including but not limited to any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful or potentially useful to the Company, any customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential or secret aspects of the business of the Company.   Both during and after the term hereof, the Advisor shall refrain from any acts or omissions that would reduce the value of such knowledge or information to the Company.  The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information that is published and publicly available, or which subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of the breach of this Agreement by the Advisor.

7. Termination. Either party may terminate this Agreement upon 30 days written notice by either party. Upon termination all rights to compensation shall cease.

8. Amendments. This Agreement may only be modified or amended in writing duly executed by the parties.

9. Entire Agreement.

(i) This Agreement represents the entire agreement entered into by the parties and supersedes any and all other prior agreements, whether oral or in writing, between them governing the subject matter covered herein.

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(ii) EACH PARTY HERETO REPRESENTS AND WARRANTS TO THE OTHER PARTY THAT IT (a) HAS HAD FULL AND ADEQUATE OPPORTUNITY TO CONSULT WITH COMPETENT COUNSEL WITH RESPECT TO ALL TERMS AND CONDITONS OF THIS DEVELOPMENT AGREEMENT AND (b) ENTERS INTO THIS AGREEMENT ONLY AFTER CONSULTING WITH SUCH COMPETENT COUNSEL AND HAS NOT RELIED ON ANY STATEMENTS AND/OR REPRESENTATIONS OF THE OTHER PARTY EXCEPT IF, AND ONLY TO THE EXTENT, AS EXPRESSLY SET FORTH IN THIS DEVELOPMENT AGREEMENT.

(iii) The Advisor shall be prohibited from assigning or subcontracting to any third party(ies) its responsibilities under the terms of this Agreement without the prior written consent of the Company (which consent may be granted or withheld in the Company’s sole discretion).

(iv) No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any of the other provisions hereof whether or not similar; nor shall such waiver constitute a continuing waiver.

(v) Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under the applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provisions of this Agreement will not be affected or impaired thereby and shall be considered severable and enforceable according to their terms, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  In furtherance, and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent of activities which may validly and enforceably be covered.

(vi) The WHEREAS clauses set forth at the beginning of this Agreement are deemed to be, and hereby are, incorporated into and made a part of this Agreement.

(vii) This Agreement may be signed in counterparts, which altogether shall be considered the complete agreement.

(viii) This Agreement shall come into force upon the exchange of faxed or emailed signatures.

ADVISOR _____________________________ Dr. Thomas Barbaro	3D TOTAL SOLUTIONS INC. By:____________________________ James Endee Chief Executive Officer

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